SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-TOPPS COMPANY INC
GAMCO ASSET MANAGEMENT INC.
9/12/07 30,000 9.3169
9/05/07 35,200 9.2600
9/04/07 14,800 9.2600
8/28/07 500- 9.2701
8/27/07 1,000- *DO
8/22/07 3,000 9.3800
8/17/07 5,000- 10.1900
8/17/07 3,000- 10.2400
8/16/07 7,000- 10.0531
7/16/07 1,000- 10.2100
GABELLI SECURITIES, INC.
GABELLI ASSOCIATES FUND
8/22/07 5,000 9.3000
GABELLI FUNDS, LLC.
THE GABELLI GLOBAL DEAL FUND
9/13/07 90,000 9.3243
9/06/07 7,700 9.1922
8/28/07 4,400 9.2900
8/27/07 600 9.2500
8/24/07 117,600 9.2580
8/24/07 10,000- 9.3600

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.